FILENAME IS F4463

SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES OF SMALL
EMPLOYERS (SIMPLE) RETIREMENT ANNUITY ENDORSEMENT

ENDORSED ON THIS CERTIFICATE ON ITS DATE OF ISSUE:

This certificate has been purchased as a Savings Incentive Match Plan for Employees of Small Employers Retirement Annuity (SIMPLE IRA) as described in
Section 408(b) and 408(p) of the Internal Revenue Code of 1986, as amended, (hereinafter referred to as "the code"). In order to qualify as a SIMPLE IRA, the following provisions apply, notwithstanding any provisions to the contrary in this certificate:

(1) NONTRANSFERABLE
Only the annuitant may be the owner, and this certificate is not transferable by the owner and may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than Aid Association for Lutherans ("AAL").

(2) OWNERSHIP
This certificate is for the exclusive benefit of the owner or his or her beneficiaries.

(3) CONTRIBUTION LIMITATIONS
This SIMPLE IRA will accept only a cash contribution made by an employer on behalf of the individual under a SIMPLE IRA Plan that meets the requirements of 408(p) of the code. A rollover contribution or a transfer of assets from another SIMPLE IRA of the individual will also be accepted.
No other contributions will be accepted.

Prior to the expiration of the two-year period beginning on the date the individual first participated in any SIMPLE IRA Plan maintained by the individual's employer, any rollover or transfer by the individual of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the individual. Any distribution of funds to the individual during this two-year period may be subject to a 25-percent additional tax if the individual does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this two-year period, the individual may roll over or transfer funds to any IRA of the individual that is qualified under section 408(a) or (b) of the code.

(4) SURPLUS REFUNDS
Any surplus refunds under this certificate (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the purchase of additional benefits.

(5) PREMIUM PAYMENTS
If premium payments under this certificate are interrupted, this certificate will be reinstated at any date prior to maturity upon payment of a premium to AAL of not less than $25, however, AAL may at its option either accept additional future payments or terminate the certificate by payment in cash of the then present value of the paid up benefit if no premiums have been received for two full consecutive certificate years and the paid up annuity benefit at maturity would be less than $20 per month.

(6) DISTRIBUTIONS BEFORE DEATH
The entire interest of the owner will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which the owner attains age 70 1/2 (required beginning date), over (a) the life of the owner, or the lives of the owner and his or her designated beneficiary, or
(b) a period certain not extending beyond the life expectancy of the owner, or the joint and last survivor expectancy of the owner and his or her designated beneficiary.

Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the owner by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the owner and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the owner attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

(7) DISTRIBUTIONS UPON DEATH
(a) If the owner dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the owner's death.

(b) If the owner dies before distribution of his or her interest begins, distribution of the owner's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the owner's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

(1) If the owner's interest is payable to a designated beneficiary, then the entire interest of the owner may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the owner died. (2) If the designated beneficiary is the owner's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the owner died or (B) December 31 of the calendar year in which the owner would have attained age 70 1/2. (3) If the designated beneficiary is the owner's surviving spouse, the spouse may treat the certificate as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a rollover from such certificate or fails to elect any of the above provisions.

(c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the owner's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this paragraph 7, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

(d) Distributions under this paragraph 7 are considered to have begun if distributions are made on account of the owner reaching his or her required beginning date of if prior to the required beginning date distributions irrevocably commence to the owner over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Regulations.

(8) NONFORFEITABLE INTEREST
The interest of the owner of this certificate nonforfeitable.

(9) DECLARATION OF INTENTION
Except in the case of the owner's death or disability (as defined in Section 72(m) of the code) or attainment of age 59 1/2, before distributing an amount from this certificate, AAL shall receive from the owner a declaration of the owner's intention as to the disposition of the amount distributed.

(10) INFORMATION FOR IRS REPORTS
The owner shall provide information to AAL at such time and in such manner and containing such information as may be necessary for AAL to prepare any reports required pursuant to Section 408(i) of the code and the regulations thereunder.

(11) ANNUAL REPORTING
When contributions made on behalf of the individual pursuant to a SIMPLE IRA plan maintained by the employer are received directly by AAL from the employer, AAL will provide the employer with the summary description required by section 408(l)(2) of the code.

(12) AMENDMENTS
This certificate shall be amended by AAL from time to time to comply with the provisions of the code and regulations thereunder.

Aid Association for Lutherans

/s/ Woodrow E. Eno

Woodrow E. Eno
Secretary

FILENAME IS F4464

INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

ENDORSED ON THIS CERTIFICATE ON ITS DATE OF ISSUE:

This certificate has been purchased as an Individual Retirement Annuity as described in Section 408(b) of the Internal Revenue Code of 1986, as amended, (hereinafter referred to as "the Code"). In order to qualify as an Individual Retirement Annuity, the following provisions apply, notwithstanding any provisions to the contrary in this certificate:

(1) NONTRANSFERABLE
Only the annuitant may be the owner, and this certificate is not transferable by the owner and may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than Aid Association for Lutherans ("AAL").

(2) OWNERSHIP
This certificate is for the exclusive benefit of the owner or his or her beneficiaries.

(3) CONTRIBUTION LIMITATIONS
Except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in
Section 408(k) of the Code, the annual premium under this certificate for any taxable year of the owner shall not exceed 100 percent of the compensation includable in his or her gross income for such taxable year, or $2,000, whichever is less. The term "compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses), and includes earned income, as defined in Section 401(c)(2) of the Code (reduced by the deduction the self employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) of the Code shall be applied as if the term trade or business for purposes of Section 1402 of the Code included service described in Subsection (c)(6) the Code. The term "compensation" includes any amount includable in the owner's gross income under Section 71 of the Code with respect to a divorce or separation instrument described in subparagraph (A) of
Section 71(b)(2) of the Code. The term "compensation" does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends), or amounts not includable in gross income, or any amount received as a pension or annuity or as deferred compensation. All contributions under this certificate shall be in cash.

(4) SURPLUS REFUNDS
Any surplus refunds under this certificate (other than those attributable to excess contributions) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future premiums or the purchase of additional benefits.

(5) PREMIUM PAYMENTS
If premium payments under this certificate are interrupted, this certificate will be reinstated at any date prior to maturity upon payment of a premium to AAL of not less than $25, however, AAL may at its option either accept additional future payments or terminate the certificate by payment in cash of the then present value of the paid up benefit if no premiums have been received for 2 full consecutive certificate years and the paid up annuity benefit at maturity would be less than $20.00 per month.

(6) DISTRIBUTIONS BEFORE DEATH
The entire interest of the owner will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which the owner attains age 70-1/2 (required beginning date), over (a) the life of the owner, or the lives of the owner and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the owner, or the joint and last survivor expectancy of the owner and his or her designated beneficiary.

Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the owner by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the owner and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the owner attains age 70-1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

(7) DISTRIBUTIONS UPON DEATH
(a) If the owner dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the owner's death.

(b) If the owner dies before distribution of his or her interest begins, distribution of the owner's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the owner's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

(1) If the owner's interest is payable to a designated beneficiary, then the entire interest of the owner may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the owner died. (2) If the designated beneficiary is the owner's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the owner died or (B) December 31 of the calendar year in which the owner would have attained age 70-1/2.

(3) If the designated beneficiary is the owner's surviving spouse, the spouse may treat the certificate as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the certificate, makes a rollover to or from such certificate, or fails to elect any of the above provisions.

(c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the owner's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this paragraph 7, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

(d) Distributions under this paragraph 7 are considered to have begun if distributions are made on account of the owner reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the owner over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Regulations.

(8) NONFORFEITABLE INTEREST
The entire interest of the owner of this certificate is nonforfeitable.

(9) DECLARATION OF INTENTION
Except in the case of the owner's death or disability (as defined in Section 72(m) of the Code) or attainment of age 59-1/2, before distributing an amount from this certificate, AAL shall receive from the owner a declaration of the owner's intention as to the disposition of the amount distributed.

(10) INFORMATION FOR IRS REPORTS
The owner shall provide information to AAL at such time and in such manner and containing such information as may be necessary for AAL to prepare any reports required pursuant to Section 408(i) of the Code and the regulations thereunder.

(11) ANNUAL REPORTING
AAL shall furnish annual calendar year reports concerning the status of this certificate.

(12) AMENDMENTS
This certificate shall be amended by AAL from time to time to comply with the provisions of the Code and regulations thereunder.

Aid Association for Lutherans

/s/ Woodrow E. Eno

Woodrow E. Eno
Secretary